Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.3 shall have the meanings ascribed to them in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on September 15, 2021 and, if not defined in the Form 8-K, the Proxy Statement.

The following unaudited pro forma condensed combined financial statements of Blue Water present the combination of the historical financial information of Blue Water and Clarus adjusted to give effect to the Business Combination and the private placement received in the third quarter of 2021. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021, combines the historical balance sheet of Blue Water and the historical balance sheet of Clarus as of June 30, 2021, on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on June 30, 2021.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021, and year ended December 31, 2020, combine the historical statements of operations of Blue Water and Clarus for such periods on a pro forma basis as if the Business Combination and related transactions had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical unaudited financial statements of Blue Water as of and for the six months ended June 30, 2021, and the historical audited financial statements as of and for the year ended December 31, 2020, and the related notes thereto;

●	the historical unaudited financial statements of Clarus as of and for the six months ended June 30, 2021, and the related notes thereto, included in this Current Report on Form 8-K, Exhibit 99.3, and the historical audited financial statements as of and for the year ended December 31, 2020, and the related notes thereto, included in the Proxy Statement; and

●	the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Blue Water,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Clarus,” and other financial information relating to Blue Water and Clarus included elsewhere in the proxy statement/prospectus, incorporated by reference.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the Combined Entity’s financial condition or results of operations would have been had the Business Combination, convertible notes issuance and private placement occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Entity. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited transaction accounting adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The Combined Entity believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination, convertible notes issuance and private placement based on information available to management at this time and that the transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Pursuant to the Merger Agreement dated April 27, 2021, between Blue Water, Merger Sub and Clarus, the Business Combination was consummated on September 9, 2021. Upon the closing of the Business Combination, Merger Sub merged with and into Clarus, with Clarus as the surviving company in the Merger. Upon the closing of the Business Combination, Blue Water changed its name to “Clarus Therapeutics Holdings, Inc.”. The Business Combination was accounted for as a reverse recapitalization, in which Clarus issued stock for the net assets of Blue Water, accompanied by a recapitalization. The net assets of Blue Water are stated at historical cost, with no goodwill or other intangible assets recorded upon closing. Historical operations of the Combined Entity will be those of Clarus.

The aggregate consideration issued or reserved for issuance to Clarus securityholders upon the closing of the Merger was 17,895,594 shares of common stock. The 17,895,594 shares includes an aggregate of 1,770,000 shares of common stock, which were issued to the holders of senior secured notes in connection with the Merger Agreement and additional forbearance and were in exchange for $10.0 million of aggregate principal amount of non-convertible promissory notes and certain outstanding royalty rights. The senior secured noteholders also received an aggregate 135,000 shares from the Sponsor pursuant to the Share Allocation Agreement. Within the aggregate shares issued to Clarus securityholders is also 2,558,705 shares of common stock at $10.00 per share, that were issued to Clarus equity holders for the private placement Additional Closing Shares, of which such noteholders provided gross proceeds of $25.0 million, from the date of Merger Agreement signature through consummation.

The unaudited pro forma condensed combined financial information herein incorporates the results of Blue Water’s public stockholders having elected to redeem their Public Shares for cash upon the approval of the Business Combination.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF JUNE 30, 2021
(in thousands)

	(A) Clarus Historical	Private Placement		Clarus Pro Forma	(B) Blue Water Historical	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$10,278	$7,184	3(a)	$17,462	$225	$16,908	3(b)	$34,595
Accounts receivable, net	6,229			6,229	-	-		6,229
Inventory	9,761			9,761	-	-		9,761
Prepaid expenses and other current assets	1,985			1,985	115	-		2,100
Total current assets	28,253	7,184		35,437	340	16,908		52,685
Property and equipment, net	73			73	-	-		73
Investments held in Trust Account	-			-	58,653	(58,653)	3(b)	-
Total assets	$28,326	$7,184		$35,510	$58,993	$(41,745)		$52,758

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Senior notes payable	$51,297			$51,297	$-	$(10,000)	3(d)	$41,297
Accounts payable	13,463			13,463	118			13,581
Accrued expenses	11,002			11,002	812	348	3(c)	12,162
Due to related party	-			-	60	-		60
Accrued taxes	-			-	348	(348)	3(c)	-
Deferred revenue	1,048			1,048	-	-		1,048
Total current liabilities	76,810	-		76,810	1,338	(10,000)		68,148
Deferred underwriting commissions	-			-	2,012	(2,012)	3(b)	-
Derivative warrant liabilities	-			-	7,252	-		7,252
Convertible notes payable to related parties	98,130	7,184	3(a)	105,314	-	(105,314)	3(d)	-
Royalty obligation	10,802			10,802	-	(10,802)	3(d)	-
Total liabilities	185,742	7,184		192,926	10,602	(128,128)		75,400

Series A redeemable convertible preferred stock	9,537			9,537	-	(9,537)	3(d)	-
Series B redeemable convertible preferred stock	15,722			15,722	-	(15,722)	3(d)	-
Series C redeemable convertible preferred stock	20,859			20,859		(20,859)	3(d)	-
Series D redeemable convertible preferred stock	151,345			151,345	-	(151,345)	3(d)	-
Total convertible preferred stock	197,463	-		197,463	-	(197,463)		-
Common stock subject to redemption	-			-	43,391	(43,391)	3(d)	-
Stockholders’ Equity
Common stock	3			3	-	(3)	3(d)	-
Class A Common Stock	-			-	-	2	3(d)	2
Class B Common Stock	-			-	-	-		-
Additional paid-in capital	4,443			4,443	2,597	291,471	3(d)	298,511
Accumulated deficit	(359,325)			(359,325)	2,403	35,767	3(d)	(321,155)
Total Stockholders’ Equity (Deficit)	(354,879)	-		(354,879)	5,000	327,237		(22,642)
Total Liabilities and Stockholders’ Equity (Deficit)	$28,326	$7,184		$35,510	$58,993	$(41,745)		$52,758

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2021
(in thousands, except share and per share data)

	(A) Clarus Historical	(B) Blue Water Historical	Transaction Accounting Adjustments		Pro Forma Combined
Net product revenue	$5,109	$-	$-		$5,109
Cost of product sales	921	-	-		921
Gross profit	4,188	-	-		4,188
Operating expenses:
Sales and marketing	17,467	-	-		17,467
General and administrative	8,932	1,225	175	4(a)	10,332
Research and development	1,817	-	-		1,817
Other taxes	-	175	(175)	4(a)	-
Loss from operations	(24,028)	(1,400)	-		(25,428)

Other income (expense), net:
Gain on marketable securities	-	3	-		3
Change in fair value of derivative warrant liabilities	-	9,446	-		9,446
Interest expense	(9,517)	-	6,005	4(d)	(3,512)
Total other income (expense), net	(9,517)	9,449	6,005		5,937
Net (loss) income	(33,545)	8,049	6,005		(19,492)
Deemed dividend to sponsor	-	-			-
Accretion of preferred stock	(7,737)	-	7,737	4(b)	-
Net (loss) income attributable to common stockholders	$(41,282)	$8,049	$13,742		$(19,492)

Weighted average shares outstanding of common stock subject to redemption, basic and diluted		3,995,410
Basic and diluted net loss per share, common stock subject to redemption		$-

Weighted average number of common shares outstanding - basic and diluted	2,410,827	4,114,324		4(c)	21,725,817
Basic and diluted net loss per share available to Sponsor per share, common stock	$(17.12)	$1.96		4(c)	$(0.90)

See accompanying notes to the unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except share and per share data)

	(A) Clarus Historical	(B) Blue Water Historical	Transaction Accounting Adjustments		Pro Forma Combined
Net product revenue	$6,369	$-	$-		$6,369
Cost of product sales	8,687	-	-		8,687
Gross loss	(2,318)	-	-		(2,318)
Operating expenses:
Sales and marketing	29,515	-	50	5(f)	29,565
General and administrative	11,937	2,978	611	5(a)(f)	15,526
Research and development	3,407	-	70	5(f)	3,477
Other taxes	-	172	(172)	5(a)	-
Loss from operations	(47,177)	(3,150)	(559)		(50,886)

Other income (expense), net:
Change in fair value of warrant liability and derivative, net	66,891	-	(66,891)	5(b)	-
Gain on marketable securities (net) held in Trust Account	-	-	-		-
Change in fair value of derivative warrant liabilities	-	(922)	-	5(b)	(922)
Issuance costs - warrant liabilities	-	(646)	-		(646)
Interest income	25	-	2,342	5(g)	2,367
Interest expense	(15,394)	-	10,091	5(d)	(5,303)
Total other income (expense), net	51,522	(1,568)	(54,458)		(4,504)
Net income (loss)	4,345	(4,718)	(55,017)		(55,390)
Accretion of preferred stock	(14,682)	-	14,682	5(c)	-
Net loss attributable to common stockholders	$(10,337)	$(4,718)	$(40,335)		$(55,390)

Weighted average shares outstanding of common stock subject to redemption, basic and diluted		3,556,309
Basic and diluted net loss per share, common stock subject to redemption		$-

Weighted average number of common shares outstanding - basic and diluted	870,263	1,447,732		5(e)	21,725,817
Basic and diluted net loss per share available to Sponsor per share, common stock	$(11.88)	$(3.26)		5(e)	$(2.55)

See accompanying notes to the unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Combined Financial Statements

Note 1 — Description of the Merger

On September 9, 2021, Combined Entity consummated the previously executed Business Combination pursuant to the Merger Agreement dated April 27, 2021, between Blue Water, Merger Sub and Clarus. Upon the closing of the Business Combination, Merger Sub merged with and into Clarus, with Clarus as the surviving company in the Merger. Upon the closing of the Business Combination, Blue Water changed its name to Clarus Therapeutics Holdings, Inc.

Pursuant to the terms and conditions of the Merger Agreement, the aggregate consideration issued or reserved for issuance to Clarus securityholders upon the closing of the Merger was 17,895,594 shares of common stock. The 17,895,594 shares includes 1,770,000 shares of common stock, which were issued to Clarus’ senior secured noteholders in connection with the Merger Agreement and additional forbearance and were in exchange for $10.0 million of aggregate principal amount of non-convertible promissory notes and certain outstanding royalty rights. The senior secured noteholders also received an aggregate 135,000 shares from the Sponsor pursuant to the Share Allocation Agreement. Within the aggregate shares issued to Clarus securityholders is also 2,558,705 shares of common stock at $10.00 per share, that were issued to Clarus equity holders for the private placement Additional Closing Shares, of which such noteholders provided gross proceeds of $25.0 million, from the date of Merger Agreement signature through consummation.

The following represents the aggregate merger consideration issued or reserved for issuance to Clarus securityholders upon the consummation of the Business Combination:

(in thousands, except share and per share data)	Purchase price	Shares Issued
Share consideration to Clarus(a)(b)	$182,023	17,895,594

(a)

The value of common stock issued to Clarus, and its senior secured noteholders included in the consideration is reflected at $10.20 per share, as defined in the Merger Agreement, and the value of the common stock issued related to the private placement (as the Additional Closing Shares, as defined in the Merger Agreement), included in the consideration is reflected at $10.00 per share. Clarus common stock at $10.20 totals 15,336,892 shares. Private placement shares (Additional Closing Shares) at $10.00 total 2,558,705 shares.

(b)

The total consideration shares issued or issuable above includes 1,905,000 shares issued to Clarus’ senior secured noteholders. Clarus shares consideration after the shares issued to the senior secured noteholders was first allocated to Clarus convertible notes investors and then the remaining to Clarus Series D Preferred Stock investors and the Clarus warrantholders. Clarus’s outstanding common stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and its outstanding and unexercised options and unissued options were cancelled and retired upon consummation of the merger. Pro forma closing shares issued or issuable to Clarus were determined as follows:

(in thousands, except share and per share data)
Base Closing Shares
Base transaction price	$198,184
Clarus Closing Company Indebtedness at a maximum of $43.1 million	(43,125)
Clarus Closing Company Cash(d)	—
$155,059
Divided by	$10.20
Shares issuable to Clarus	15,201,889
Transfer of sponsor founder shares per share allocation agreement (e)	135,000
Total shares issueable to Clarus	15,336,889

Shares issued to Clarus lenders under Merger Agreement	1,500,000
Shares issued to Clarus lenders under share allocation agreement (e)	405,000
Shares issued to Clarus lenders	1,905,000
Shares issued to Clarus convertible note and Series D investors and reserved for issuance to Clarus warrantholders	13,431,889

Additional Closing Shares
Principal and interest balance of Additional Convertible Notes(c)	$25,587
Principal and interest balance of the Additional 2025 Notes(c)	—
$25,587
Divided by	$10.00
Shares issued to Clarus	2,558,705
Total pro forma estimated shares issued or issuable to Clarus	17,895,594

(c)	Pro forma assumption includes private placement financing (Additional Convertible Notes) issued between the execution of the Merger Agreement and consummation.

(d)	Pro forma assumption excludes the closing cash balance for simplicity.

(e)

Under the share allocation agreement, entered by Blue Water and Clarus dated September 1, 2021, Clarus’s senior secured noteholders will receive an allocation of 405,000 additional shares upon consummation of the Merger. Of the 405,000 shares, 270,000 was reallocated from the Clarus equity holders to the senior secured noteholders, and the Blue Water founder transferred the remaining 135,000 from the sponsor/founder shares.

The closing allocations were calculated in accordance with the methodology and procedures set forth in the Merger Agreement and was announced by Blue Water through the Current Report on Form 8-K filing with the SEC four business days prior to the special meeting of its stockholders.

The following summarizes the unaudited pro forma common stock outstanding immediately after giving effect to the consummation of the Business Combination transaction:

	Common Stock Outstanding
Stockholder	%	No. shares
Clarus (excludes unexercised Clarus warrants)	82.32%	17,886,348
Public	11.68%	2,536,969
Sponsor (including % of Blue Water’s directors and officers)	6.00%	1,302,500
Total No. Shares Class A common stock	100%	21,725,817

The foregoing ownership percentages with respect to the Combined Entity following the Business Combination are based in the assumption that there are no adjustments for the outstanding Public or Placement warrants issued by Blue Water and no awards were issued under the Equity Incentive Plan and no exercise of the Clarus warrants assumed in the Business Combination.

Note 2 — Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The historical financial information of Blue Water and Clarus include transaction accounting adjustments to illustrate the estimated effect of the Business Combination, the convertible notes issuance and the private placement and certain other adjustments to provide relevant information necessary for an understanding of the combined company upon consummation of the transactions described herein.

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP because Clarus has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The determination is primarily based on the evaluation of the following facts and circumstances taking into consideration the Blue Water redemptions:

●	The pre-combination equity holders of Clarus hold the majority of voting rights in Combined Entity;

●	The largest individual minority stockholder of the Combined Entity is an existing stockholder of Clarus;

●	The pre-combination equity holders of Clarus have the right to appoint the majority of the directors on the Combined Entity Board;

●	Clarus shall select senior management (executives) of Combined Entity; and

●	Operations of Clarus will comprise the ongoing operations of Combined Entity.

Under the reverse recapitalization model, the Business Combination will be treated as Clarus issuing equity for the net assets of Blue Water, with no goodwill or intangible assets recorded.

The unaudited pro forma condensed combined financial information reflects all Blue Water’s public stockholders that exercised redemption rights with respect to their public shares. A total of 3,270,531 shares were redeemed for an aggregate redemption value of approximately $33.4 million. The resulting redemption scenario still provided BLUW with cash at closing of the Business Combination of greater than the minimum requirement of $5.0 million pursuant to the Merger Agreement.

The Combined Entity expects to enter into new equity awards with its employees after the consummation of the Business Combination. The terms of these new equity awards have not been finalized and remain subject to change. Accordingly, no effect has been given to the unaudited pro forma combined financial information for the new awards.

The unaudited pro forma combined financial information does not reflect the income tax effects of the transaction accounting adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given Clarus incurred negative cash flows during the historical periods presented.

Note 3 — Transaction Accounting Adjustments to the Unaudited Pro Forma Combined Balance Sheet as of June 30, 2021

The transaction accounting adjustments included in the unaudited pro forma combined balance sheet as of June 30, 2021, are as follows:

Pro Forma notes

(A)	From the unaudited balance sheet of Clarus as of June 30, 2021.

(B)	From the unaudited balance sheet of Blue Water as of June 30, 2021.

Pro Forma adjustment to reflect the proceeds from the issuance of additional Convertible Notes in March 2021 and Private Placement securities agreement.

a)	Represents the sale of additional issuance private placement shares which will be converted into shares of the Combined Entity pursuant to the Merger Agreement. Net proceeds from these issuances from execution of the Merger Agreement through consummation totaled $25.0 million.

Pro Forma transaction accounting adjustments

b)	Represents the impact of the Business Combination on the cash balance of Combined Entity. The table below represents the sources and uses of funds as it relates to the Business Combination:

(in thousands)	Note	Pro Forma Cash
Blue Water cash held in Trust Account	(1)	$58,653
Payment of redeeming Blue Water Stockholders	(2)	(33,359)
Payment of deferred underwriting commissions	(3)	(2,012)
Payment of other transaction costs	(4)	(6,374)
Excess cash to balance sheet from Business Combination		$16,908

(1)	Represents the amount of the restricted investments and cash held in the trust account upon consummation of the Business Combination at Closing.
(2)	Represents the amount paid to Blue Water stockholders who exercised redemption rights.
(3)	Represents payment of deferred Blue Water IPO underwriting commissions by Blue Water.
(4)	Represents payment of other Blue Water estimated Business Combination transaction costs.

c)	To reclass historical Blue Water accrued taxes to accrued expenses of the Combined Entity.

d)	The following table represents the impact of the Business Combination on the number of shares of Blue Water common stock and represents the impact to the total equity impact of the Business Combination including redemptions by Blue Water stockholders:

	Class A Common Stock		Class B Common Stock		Clarus	Additional paid-in	Accumulated
(in thousands, except share amounts)	Shares	Amount	Shares	Amount	Stock	capital	deficit
Pre-Business Combination – Blue Water stockholders	1,553,480	$—	1,437,500	$—	$—	$2,597	$2,403
Pre-Business Combination – Clarus	—	3	—	—	197,463	4,443	(359,325)
Conversion of Class B common stock to Class A common stock	1,302,500	—	(1,302,500)	—	—	—	—
Transfer of Class B founder shares to Clarus shares (d)	—	—	(135,000)	—	—	—	—
Reclassification of redeemable stock to common stock	4,254,020	—	—	—	—	43,391	—
Less: redemption of redeemable shares	(3,270,531)					(33,359)
Clarus Stockholders and cancellation of convertible notes (a) (d)	15,981,348	2	—	—	—	105,312	—
Clarus Lenders and extinguishment of certain Clarus senior notes payable and Clarus royalty obligation (d)	1,905,000	—	—	—	—	19,431	1,371
Cancellation of Clarus stock options	—	—	—	—	—	207	(207)
Balances after share transactions of Combined Entity	21,725,817	5	—	—	197,463	142,022	(355,758)
Estimated transaction costs(b)	—	—	—	—	—	(6,374)	—
Elimination of historical accumulated deficit of Blue Water	—	—	—	—	—	2,403	(2,403)
Elimination of historical stock of Clarus(c)	—	(3)	—	—	(197,463)	160,457	37,006
Post-Business Combination	21,725,817	$2	—	$—	$—	$298,511	$(321,155)

(a)	Includes $25.0 million of private placement convertible notes and related accrued interest converting at $10.00 per share into 2,558,705 shares.
(b)	Transaction costs were incurred between June 30, 2021, and the closing of the Business Combination and were all determined to represent costs of the reverse recapitalization.
(c)	Accumulated deficit due to the reversal of accretion on preferred stock dividends due to assumed January 1, 2020, conversion and extinguishment.
(d)

Related to the share allocation agreement, whereby 135,000 shares were transferred from the Blue Water founder to the Clarus lenders and a reallocation of 270,000 shares from Clarus stockholders were issued to the Clarus lenders.

Note 4 — Transaction Accounting Adjustments to the Unaudited Pro Forma Combined Statements of Operations for the Six Months Ended June 30, 2021

The transaction accounting adjustments included in the unaudited pro forma combined statement of operations for the six months ended June 30, 2021, are as follows:

Pro Forma notes

(A)	From the unaudited condensed statements of operations of Clarus for the six months ended June 30, 2021.

(B)	From the unaudited condensed statements of operations of Blue Water for the six months ended June 30, 2021.

Pro Forma transaction accounting adjustments

a)	To reclass historical Blue Water franchise tax expense to general and administrative expenses of the Combined Entity.

b)	Removal of accretion on preferred stock dividends due to assumed January 1, 2020, conversion and extinguishment.

c)	Presentation of the pro forma basic and diluted net loss per share amounts. The unaudited pro forma condensed combined financial information has been prepared to reflect the 3,270,531 shares that were redeemed for an aggregate redemption value of approximately $33.4 million, at a redemption price per share of $10.20. See Note 6, Loss Per Share for additional details.

d)	To eliminate interest expense related to Clarus convertible notes, which will be exchanged for common stock in the Merger.

Note 5 — Transaction Accounting Adjustments to the Unaudited Pro Forma Combined Statements of Operations for the Year Ended December 31, 2020

The transaction accounting adjustments included in the unaudited pro forma combined statement of operations for the year ended December 31, 2020, are as follows:

Pro Forma notes

(A)	From the audited statements of operations of Clarus for the year ended December 31, 2020.

(B)	From the audited statements of operations of Blue Water for the year ended December 31, 2020.

Pro Forma transaction accounting adjustments

a)	To reclass historical Blue Water franchise tax expense to general and administrative expenses of the Combined Entity.

b)	To eliminate the gain related to the change in the fair value of derivative liabilities related to Clarus convertible notes and warrants for Series D preferred stock, which were exchanged for common stock in the Merger. The pro forma figures shown are based on the assumed merger date of January 1, 2020, at which time these instruments (the convertible notes and warrants for 183,438 shares of Series D preferred stock) would have converted into shares of the combined company’s common stock. Subsequently, in July 2021, warrants to purchase 122,292 shares of Series D preferred stock expired unexercised, which is not reflected in these pro forma statements.

c)	Removal of accretion on preferred stock dividends due to assumed January 1, 2020, conversion and extinguishment.

d)	To eliminate interest expense related to Clarus convertible notes exchanged for common stock in the Merger.

e)	Presentation of the pro forma basic and diluted net loss per share amounts. The unaudited pro forma condensed combined financial information has been prepared to reflect the 3,270,531 shares that were redeemed for an aggregate redemption value of approximately $33.4 million, at a redemption price per share of $10.20. See Note 6, Loss Per Share for additional details.

f)	To record cancellation of Clarus outstanding stock options.

g)	To record gain on extinguishment of certain Clarus senior notes payable and Clarus royalty obligation.

Note 6 — Loss Per Share

Net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and private placement, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and private placement have been outstanding for the entire periods presented.

Net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, 2021 convertible notes, and private placement, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination, 2021 convertible notes and private placement have been outstanding for the entire periods presented. For the 3,270,531 shares redeemed, this calculation was retroactively adjusted to eliminate such shares for the entire periods.

The unaudited pro forma combined financial information has been prepared for the six months ended June 30, 2021:

Six Months Ended June 30, 2021
(in thousands, except shares and per share data)
Pro forma net loss	$(19,492)
Weighted average shares outstanding – basic and diluted	21,725,817
Net loss per share – basic and diluted	$(0.90)

Pro Forma weighted average shares calculation – basic and diluted
Blue Water public stockholders	2,536,969
Blue Water Sponsor	1,302,500
Total	3,839,469
Clarus	17,886,348
Pro Forma weighted average shares outstanding – basic and diluted (1)	21,725,817

(1)	For the purposes of applying the if-converted method for calculating pro forma earnings per share, it was assumed that all Clarus Preferred stock was extinguished or converted to common stock. As such, the accretion of historical preferred stock dividends was not included in calculation of basic or diluted loss per share.

The unaudited pro forma combined financial information has been prepared for the year ended December 31, 2020:

Year Ended December 31, 2020
(in thousands, except shares and per share data)
Pro forma net loss	$(55,390)
Weighted average shares outstanding – basic and diluted	21,725,817
Net loss per share – basic and diluted	$(2.55)

Pro Forma weighted average shares calculation – basic and diluted
Blue Water public stockholders	2,536,969
Blue Water Sponsor	1,302,500
Total	3,839,469
Clarus	17,886,348
Pro Forma weighted average shares outstanding – basic and diluted (1)	21,725,817

(1)	For the purposes of applying the if-converted method for calculating pro forma earnings per share, it was assumed that all Clarus Preferred stock was extinguished or converted to common stock. As such, the accretion of historical preferred stock accretion was not included in calculation of basic or diluted loss per share.